As filed with the Securities and Exchange Commission on April 21, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FUELCELL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	06-0853042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Great Pasture Road Danbury, Connecticut (Address of Principal Executive Offices)	06810 (Zip Code)

FUELCELL ENERGY, INC. FIFTH AMENDED AND RESTATED 2018 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Joshua Dolger, Esq.

Executive Vice President, General Counsel, and Corporate Secretary

FuelCell Energy, Inc.

3 Great Pasture Road

Danbury, Connecticut 06810

(203) 825-6000

(Name, address and telephone number, including area
code, of agent for service)

Copies to:

Megan A. Odroniec, Esq. Foley & Lardner LLP 100 North Tampa Street, Suite 2700 Tampa, Florida 33602

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☒
Non-accelerated filer ☐	Smaller reporting company	☐
	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

The purpose of this Registration Statement is to register the offer and sale of 750,000 additional shares of common stock, $0.0001 par value per share (“Common Stock”), of FuelCell Energy, Inc. (the “Company” or the “Registrant”) in connection with the Company’s Fifth Amended and Restated 2018 Omnibus Incentive Plan.

Pursuant to General Instruction E of Form S-8, the contents of the Company’s Registration Statements on Form S-8 filed on April 5, 2018 (Reg. No. 333-224154), May 22, 2020 (Reg. No. 333-238609), April 8, 2021 (Reg. No. 333-255131), June 28, 2023 (Reg. No. 333-272990), and April 5, 2024 (Reg. No. 333-278542), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the documents listed in (a) through (d) below, which have previously been filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024, filed on December 27, 2024;

(b)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2025, filed on March 11, 2025;

(c)	The Company’s Current Reports on Form 8-K, filed on November 1, 2024, November 7, 2024, November 15, 2024, November 26, 2024, January 6, 2025, April 3, 2025 and April 21, 2025; and

(d)	The description of the Company’s common stock contained in its registration statement on Form 8-A, filed on June 6, 2000, including any amendments or reports filed for the purposes of updating this description, including Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024.

In addition, all documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Further, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.           Exhibits.

Exhibit Number	Description
4.1	Certificate of Incorporation of the Company, as amended, July 12, 1999 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated September 21, 1999).

4.2	Certificate of Amendment of the Certificate of Incorporation of the Company, dated November 21, 2000 (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K dated January 12, 2017).

4.3	Certificate of Amendment of the Certificate of Incorporation of the Company, dated October 31, 2003 (incorporated by reference to Exhibit 3.1.1 to the Company’s Current Report on Form 8-K dated November 3, 2003).

4.4	Certificate of Designation for the Company’s 5% Series B Cumulative Convertible Perpetual Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, dated November 22, 2004).

4.5	Amended Certificate of Designation of Series B Cumulative Convertible Perpetual Preferred Stock, dated March 14, 2005 (incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K dated January 12, 2017).

4.6	Certificate of Amendment of the Certificate of Incorporation of the Company, dated April 8, 2011 (incorporated by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K dated January 12, 2017).

4.7	Certificate of Amendment of the Certificate of Incorporation of the Company, dated April 5, 2012 (incorporated by reference to Exhibit 3.6 to the Company’s Annual Report on Form 10-K dated January 12, 2017).

4.8	Certificate of Amendment of the Certificate of Incorporation of the Company, dated December 3, 2015 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated December 3, 2015).

4.9	Certificate of Amendment of the Certificate of Incorporation of the Company, dated April 18, 2016 (incorporated by reference to Exhibit 3.9 to the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2016).

4.10	Certificate of Amendment of the Certificate of Incorporation of the Company, dated April 7, 2017 (incorporated by reference to Exhibit 3.10 to the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2017).

4.11	Certificate of Designations for the Company’s Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, dated September 5, 2017).

4.12	Certificate of Amendment of the Certificate of Incorporation of the Company, dated December 14, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated December 14, 2017).

4.13	Certificate of Designations, Preferences and Rights for the Company’s Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated August 27, 2018).

4.14	Certificate of Amendment of the Certificate of Incorporation of the Company, dated May 8, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 8, 2019).

4.15	Certificate of Amendment of the Certificate of Incorporation of the Company, dated May 11, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 12, 2020).

4.16	Certificate of Amendment of the Certificate of Incorporation of the Company, dated April 8, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K/A filed on April 14, 2021).

4.17	Certificate of Amendment of the Certificate of Incorporation of the Company, dated October 11, 2023 (incorporated by reference to Exhibit 3.1 to the Company Current Report on Form 8-K filed on October 11, 2023).

4.18	Certificate of Amendment of Certificate of Incorporation of FuelCell Energy, Inc., effective November 8, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 7, 2024).

4.19	Third Amended and Restated By-Laws of the Company, effective as of September 3, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 4, 2024).

4.20	Specimen of Common Share Certificate (incorporated by reference to Exhibit 4 to the Company’s Annual Report on Form 10-K for fiscal year ended October 31, 1999).

4.21	FuelCell Energy, Inc. Fifth Amended and Restated 2018 Omnibus Incentive Plan, effective as of April 17, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 21, 2025).

5.1	Opinion of Foley & Lardner LLP (including consent of counsel).

23.1	Consent of KPMG LLP.

23.2	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on April 21, 2025.

FUELCELL ENERGY, INC.

By:	/s/ Jason B. Few
Jason B. Few
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jason B. Few, Joshua Dolger and Michael S. Bishop, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 2025.

Signature	Title

/s/ Jason B. Few	President, Chief Executive Officer, and Director
Jason B. Few	(Principal Executive Officer and Director)

/s/ Michael S. Bishop	Executive Vice President, Chief Financial Officer, and
Michael S. Bishop	Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ James H. England	Director – Chairman of the Board
James H. England

/s/ Matthew F. Hilzinger	Director
Matthew F. Hilzinger

/s/ Natica von Althann	Director
Natica von Althann

/s/ Cynthia Hansen	Director
Cynthia Hansen

/s/ Donna Sims Wilson	Director
Donna Sims Wilson

/s/ Betsy Bingham	Director
Betsy Bingham

/s/ Tyrone Michael Jordan	Director
Tyrone Michael Jordan